**WESTMORELAND COAL COMPANY**

*News Release*

# Westmoreland Reports Fourth Quarter and Full Year 2017 Results; Capital Structure Optimization Underway

**Englewood, CO** – April 2, 2018 - Westmoreland Coal Company (Nasdaq:WLB) (the "Company") today reported its fourth quarter and full year 2017 financial results and provided an update on its capital structure evaluation. In light of ongoing discussions with Westmoreland's creditors in connection with the Company's capital structure review, Westmoreland will not host a conference call for investors this quarter.

**2017 Results and Highlights:**

**Fourth Quarter:**

- Revenues of $363.8 million from 12.8 million tons sold
- Net income applicable to common shareholders of $35.1 million, or $1.87 per share
- Adjusted EBITDA of $86.0 million
- Cash flow provided by operating activities of $93.0 million;
- Free cash flow of $83 million;

**Full Year:**

- Revenues of $1.4 billion from 49.7 million tons sold
- Net loss applicable to common shareholders of $71.3 million, or $3.82 per share
- Adjusted EBITDA of $269.3 million
- Cash flow provided by operating activities of $114.2 million
- Free cash flow of $129.6 million

"Cash flow generated by our business exceeded expectations in 2017 as we benefited from our safe and efficient operations and meeting our customer requirements under the long-term sales contracts," said Interim President and Chief Executive Officer, Michael Hutchinson. "As we previously noted, we are working diligently to improve our capital structure so it better matches our cash flow profile."

Gary Kohn, Westmoreland's Chief Financial Officer, stated, "Together with our financial and legal advisers we are designing an improved capital structure for Westmoreland Coal and all of our subsidiaries. Our aim is to create a capital structure that better aligns with our cash flow and allows for an improved balance sheet. During the restructuring process, we have remained focused on safety and on providing our customers with the level of service they have come to expect from Westmoreland."

**Safety**

Westmoreland's safety metrics for the year ended December 31, 2017 are shown below:

| | Year Ended December 31, 2017 | |
|---|---|---|
| | Reportable Rate | Lost Time Rate |
| U.S. Surface Operations | 1.45 | 0.89 |
| U.S. National Surface Average | 1.35 | 0.78 |
| Percentage | 107% | 114% |
| | | |
| U.S. Underground Operations | 1.55 | 0.97 |
| U.S. National Underground Average | 4.86 | 3.78 |
| Percentage | 32% | 26% |
| | | |
| Canadian Operations | 1.49 | 0.41 |

**Balance Sheet, Cash Flow and Liquidity**

Westmoreland finished the year with $103.2 million in cash and cash equivalents, up from $60.1 million at December 31, 2016. At December 31, 2017, the Company had an undrawn $50 million revolving credit facility, of which $28.7 million, net of letters of credit and borrowing base restrictions, was available for borrowing.

Free cash flow generated in 2017 was $129.6 million, which was the result of strong operations, favorable year-end working capital, and a net $13.4 million of released bond collateral. Bond collateral returns were previously included in cash from investing activities, but are now included on several lines of cash from operating activities on the cash flow statement. As a result, bond collateral return is included in free cash flow generation. Capital expenditures totaled $35.0 million, and net cash from loan and lease receivables was $50.5 million. Included in cash flow provided by operations were cash uses for interest expense of $98.1 million and for asset retirement obligations of $43.4 million.

Gross debt plus capital lease obligations at December 31, 2017 totaled $1.1 billion, down $70.7 million from year end 2016. Outstanding gross indebtedness, cash on hand and net debt as of December 31, 2017 were as follows:

| | Gross Debt | Cash on Hand (in millions) | Net Debt |
|---|---|---|---|
| Parent | $ 692.8 | $ 47.2 | $ 645.6 |
| San Juan | 56.6 | 19.3 | 37.3 |
| WMLP | 326.5 | 36.7 | 289.8 |
| Consolidated | $ 1,075.9 | $ 103.2 | $ 972.7 |

**Consolidated and Segment Results**

Consolidated Adjusted EBITDA in the fourth quarter was $86.0 million, down 4% from the record high quarterly Adjusted EBITDA of $89.1 million in the same period of the prior year. Full year consolidated Adjusted EBITDA of $269.3 million, which included an incremental $37.1 million from the early Capital Power repayment of loan and lease receivables, was down slightly from the previous year.

The Coal - U.S. segment fourth quarter Adjusted EBITDA was up 18% to $43.9 million. Full year 2017 Adjusted EBITDA was up 2% to $129.3 million. These improvements were driven by high-margin reclamation work at the Jewett mine and performance from the San Juan mine. Also reflected in the year-over-year comparisons are the 2016 coal supply contract expirations at the Jewett and Beulah mines.

The Coal - Canada segment fourth quarter Adjusted EBITDA was down 41% to $18.9 million. Full year 2017 Adjusted EBITDA was up 2% to $90.0 million. The year-over-year fourth quarter comparison was negatively impacted by the accelerated Capital Power receipt in the first quarter of 2017 due to the loss of financing income after the payment was made. Results in the Coal - Canada segment were also affected by the now-resolved dragline issues at the Estevan mine and the cost overruns due to operational issues at the Coal Valley mine earlier in the year.

The Coal - WMLP segment had fourth quarter Adjusted EBITDA of $15.8 million, a 25% decrease from the prior year, and full year Adjusted EBITDA of $68.7 million, a 13% decrease. Operations at the Coal - WMLP segment were negatively impacted by ongoing Ohio open-market pressures and the Kemmerer pit flooding in the first half of 2017.

The Power segment Adjusted EBITDA of $14.4 million in the fourth quarter and $11.3 million for the full year 2017 benefited from the acceleration of non-cash deferred revenue associated with the exit of the power supply contracts at ROVA.

**Corporate Update**

Westmoreland expects to file its annual report on Form 10-K today containing an audit opinion with an explanatory paragraph referring to Westmoreland's conclusion that substantial doubt exists regarding its ability to continue as a going concern. Delivery of financial statements with such an audit opinion constitutes a breach of certain covenants under the revolver and the San Juan term loan. If accelerated, default under the revolver can cause a cross-default to the Westmoreland term loan and senior notes. Westmoreland has obtained waivers from the specific lender groups with respect to the potential event of default, as well as certain other matters. The waivers provide Westmoreland with additional time to continue negotiations with lenders

regarding changes to the capital structure. Substantially all of Westmoreland's debt is now classified as current as of December 31, 2017.

Westmoreland has suspended the search for a permanent Chief Executive Officer until the conclusion of the capital structure negotiations.

**Notes**

Westmoreland presents certain non-GAAP financial measures, including Adjusted EBITDA and free cash flow, that Westmoreland believes provide meaningful supplemental information and provide meaningful comparability to prior periods. Reconciliations of non-GAAP to GAAP measures are presented in the accompanying tables.

**About Westmoreland Coal Company**

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland's coal operations include surface coal mines in the United States and Canada, underground coal mines in Ohio and New Mexico, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, a publicly traded coal master limited partnership (NYSE:WMLP). For more information, visit www.westmoreland.com.

**For further information please contact:**

Gary Kohn, Chief Financial Officer
1-720-354-4467
gkohn@westmoreland.com

**Cautionary Note Regarding Forward-Looking Statements**

Forward-looking statements contained in this news release are based on Westmoreland's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Possible events or factors that could cause actual results of performance to differ materially from those anticipated in Westmoreland's forward-looking statements include, but are not limited to, the following:

- Adverse impacts to Westmoreland's business, financial condition, results of operations and cash flows resulting from the ongoing capital structure review, including the Company's possible filing for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code;
- Adverse impacts to Westmoreland's business as a result of the audit opinion of its independent auditor containing an explanatory paragraph referencing Westmoreland's conclusion that substantial doubt exists as to its ability to continue as a going concern;
- The impact of cross-acceleration and cross-default provisions between Westmoreland's debt and debt held by WMLP;
- Westmoreland's substantial level of indebtedness and its ability to adhere to financial covenants contained within the agreements governing indebtedness;
- Westmoreland's ability to generate sufficient cash flow;
- Existing and future environmental legislation and regulation affecting both Westmoreland's coal mining operations and its customers' coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases;
- The concentration of revenues Westmoreland derives from a small number of customers, and the creditworthiness of those customers;
- Changes in Westmoreland's post-retirement medical benefit and pension obligations resulting from market volatility or changes in assumptions regarding Westmoreland's future expenses;
- Inaccuracies in Westmoreland's estimates of its coal reserves, reclamation and/or mine closure obligations;
- Potential limitations in obtaining bonding capacity and/or increases in Westmoreland's mining costs as a result of increased bonding expenses;
- Business interruptions, including unplanned equipment failures, geological, hydrological or other conditions, and competition and/or conflicts with other resource extraction activities, caused by external factors;

- Natural disasters and events, including blizzards, earthquakes, drought, floods, fire and storms, not all of which are covered by insurance;
- Potential title defects or loss of leasehold interests in Westmoreland's properties, which could result in unanticipated costs or an inability to mine the properties;
- Risks associated with cybersecurity and data leakage;
- Westmoreland's ability to continue to acquire and develop coal reserves through acquisition and to raise the associated capital necessary to fund its expansion;
- Changes in Westmoreland's tax position resulting from ownership changes, Westmoreland's interest in WMLP, and changes in tax law;
- Risks associated with Westmoreland's interest in WMLP;
- The availability and costs of key supplies or commodities, such as transportation, key equipment and materials;
- Competition within Westmoreland's industry and with producers of competing energy sources;
- Westmoreland's relationships with, and other conditions affecting, Westmoreland's customers, including how power prices and consumption patterns affect Westmoreland's customers' decisions to run their plants;
- Changes in the export and import markets for coal products;
- Extensive government regulations both in the US. and Canada, including existing and potential future legislation, treaties and regulatory requirements;
- The impacts of climate change concerns;
- Westmoreland's ability to obtain and/or renew operating permits;
- The failure to meet the continued listing requirements of the Nasdaq Global Market and the potential inability to regain compliance with Nasdaq's continued listing requirements;
- Westmoreland's ability to effectively manage and integrate acquisitions;
- Risks associated with Westmoreland's business outside the United States;
- Other factors that are described under the heading "Risk Factors" found in Westmoreland's reports filed with the Securities and Exchange Commission, including Westmoreland's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

**Westmoreland Coal Company and Subsidiaries**
**Summary Consolidated and Operating Segment Data (Unaudited)**

| | Three Months Ended December 31, | | | |
|---|---|---|---|---|
| | | | Increase / (Decrease) | |
| | 2017 | 2016 | $ | % |
| | (In thousands, except tons sold data) | | | |
| **Westmoreland Consolidated** | | | | |
| Revenues | $ 363,796 | $ 392,737 | $ (28,941) | (7.4)% |
| Operating income | 57,112 | 22,641 | 34,471 | 152.3 % |
| Adjusted EBITDA | 85,963 | 89,115 | (3,152) | (3.5)% |
| Tons sold - millions of equivalent tons | 12.8 | 15.0 | (2.2) | (14.7)% |
| **Coal - U.S.** | | | | |
| Revenues | $ 153,252 | $ 173,029 | $ (19,777) | (11.4)% |
| Operating income (loss) | 35,137 | (25,537) | 60,674 | * |
| Adjusted EBITDA | 43,904 | 37,345 | 6,559 | 17.6 % |
| Tons sold - millions of equivalent tons | 5.6 | 6.5 | (0.9) | (13.8)% |
| **Coal - Canada** | | | | |
| Revenues | $ 124,222 | $ 116,257 | $ 7,965 | 6.9 % |
| Operating income | 26,530 | 18,185 | 8,345 | 45.9 % |
| Adjusted EBITDA | 18,855 | 32,194 | (13,339) | (41.4)% |
| Tons sold - millions of equivalent tons | 5.6 | 6.3 | (0.7) | (11.1)% |
| **Coal - WMLP** | | | | |
| Revenues | $ 74,141 | $ 86,072 | $ (11,931) | (13.9)% |
| Operating (loss) income | (8,499) | 6,376 | (14,875) | * |
| Adjusted EBITDA | 15,805 | 21,034 | (5,229) | (24.9)% |
| Tons sold - millions of equivalent tons | 1.8 | 1.9 | (0.1) | (5.3)% |
| **Power** | | | | |
| Revenues | $ 16,012 | $ 21,084 | $ (5,072) | (24.1)% |
| Operating income | 11,066 | 32,301 | (21,235) | (65.7)% |
| Adjusted EBITDA | 14,350 | 5,853 | 8,497 | 145.2 % |

* Not meaningful

**Westmoreland Coal Company and Subsidiaries**
**Summary Consolidated and Operating Segment Data (Unaudited)**

| | Years Ended December 31, | | | |
|---|---|---|---|---|
| | | | Increase / (Decrease) | |
| | 2017 | 2016 | $ | % |
| | (In thousands, except tons sold data) | | | |
| **Westmoreland Consolidated** | | | | |
| Revenues | $ 1,384,568 | $ 1,477,960 | $ (93,392) | (6.3)% |
| Operating income | 39,212 | 38,130 | 1,082 | 2.8 % |
| Adjusted EBITDA | 269,332 | 271,855 | (2,523) | (0.9)% |
| Tons sold - millions of equivalent tons | 49.7 | 54.7 | (5.0) | (9.1)% |
| **Coal - U.S.** | | | | |
| Revenues | $ 573,697 | $ 651,713 | $ (78,016) | (12.0)% |
| Operating income (loss) | 40,063 | (8,063) | 48,126 | * |
| Adjusted EBITDA | 129,325 | 126,563 | 2,762 | 2.2 % |
| Tons sold - millions of equivalent tons | 20.0 | 24.1 | (4.1) | (17.0)% |
| **Coal - Canada** | | | | |
| Revenues | $ 438,273 | $ 415,593 | $ 22,680 | 5.5 % |
| Operating income | 8,898 | 39,104 | (30,206) | (77.2)% |
| Adjusted EBITDA | 90,031 | 88,423 | 1,608 | 1.8 % |
| Tons sold - millions of equivalent tons | 22.8 | 22.8 | — | — % |
| **Coal - WMLP** | | | | |
| Revenues | $ 315,605 | $ 349,341 | $ (33,736) | (9.7)% |
| Operating income | 9,822 | 8,873 | 949 | 10.7 % |
| Adjusted EBITDA | 68,701 | 79,303 | (10,602) | (13.4)% |
| Tons sold - millions of equivalent tons | 7.4 | 7.8 | (0.4) | (5.1)% |
| **Power** | | | | |
| Revenues | $ 77,189 | $ 86,578 | $ (9,389) | (10.8)% |
| Operating income | 15,274 | 28,535 | (13,261) | (46.5)% |
| Adjusted EBITDA | 11,274 | 3,626 | 7,648 | 210.9 % |

* Not meaningful

**Westmoreland Coal Company and Subsidiaries**
**Consolidated Statements of Operations (Unaudited)**

| | Three Months Ended December 31, | | Years Ended December 31, | |
|---|---|---|---|---|
| | 2017 | 2016 | 2017 | 2016 |
| | (In thousands, except per share data) | | (In thousands, except per share data) | |
| Revenues | $ 363,796 | $ 392,737 | $ 1,384,568 | $ 1,477,960 |
| Cost, expenses and other: | | | | |
| Cost of sales (exclusive of depreciation, depletion and amortization, shown separately) | 259,573 | 291,952 | 1,096,098 | 1,156,687 |
| Depreciation, depletion and amortization | 6,923 | 72,170 | 121,054 | 185,267 |
| Selling and administrative | 31,478 | 27,893 | 120,184 | 108,560 |
| Heritage health benefit expenses | 2,680 | 2,275 | 12,633 | 11,777 |
| (Gain) loss on sale/disposal of assets | (2,873) | 245 | (2,671) | (1,124) |
| Loss on impairment | 5,872 | — | 5,872 | — |
| Derivative loss (gain) | 4,642 | (26,219) | (1,929) | (24,055) |
| Income from equity affiliates | (1,611) | (1,464) | (5,885) | (5,591) |
| Other operating loss | — | 3,244 | — | 8,309 |
| | 306,684 | 370,096 | 1,345,356 | 1,439,830 |
| Operating income | 57,112 | 22,641 | 39,212 | 38,130 |
| Other (expense) income: | | | | |
| Interest expense | (29,269) | (31,150) | (118,657) | (121,819) |
| Interest income | 1,159 | 1,914 | 4,101 | 7,435 |
| Gain (loss) on foreign exchange | 283 | 816 | (3,108) | (715) |
| Other income (loss) | 220 | (397) | (573) | 38 |
| | (27,607) | (28,817) | (118,237) | (115,061) |
| Income (loss) before income taxes | 29,505 | (6,176) | (79,025) | (76,931) |
| Income tax (benefit) expense | (4,484) | 1,601 | (5,890) | (48,059) |
| Net income (loss) | 33,989 | (7,777) | (73,135) | (28,872) |
| Less net loss attributable to noncontrolling interest | (1,080) | (226) | (1,795) | (1,771) |
| **Net income (loss) applicable to common shareholders** | $ 35,069 | $ (7,551) | $ (71,340) | $ (27,101) |
| Net income (loss) per share applicable to common shareholders: | | | | |
| Basic and diluted | $ 1.87 | $ (0.41) | $ (3.82) | $ (1.47) |
| Weighted average number of common shares outstanding: | | | | |
| Basic and diluted | 18,759 | 18,571 | 18,694 | 18,486 |

**Westmoreland Coal Company and Subsidiaries**
**Consolidated Balance Sheets (Unaudited)**

| | December 31, 2017 | December 31, 2016 |
|---|---|---|
| **Assets** | (In thousands) | |
| Current assets: | | |
| Cash and cash equivalents | $ 103,247 | $ 60,082 |
| Receivables: | | |
| Trade | 103,611 | 140,731 |
| Loan and lease receivables | — | 5,867 |
| Other | 17,697 | 13,261 |
| Total receivables | 121,308 | 159,859 |
| Inventories | 106,795 | 125,515 |
| Other current assets | 11,517 | 32,258 |
| Total current assets | 342,867 | 377,714 |
| Land, mineral rights, property, plant and equipment | 1,665,740 | 1,617,938 |
| Less accumulated depreciation, depletion and amortization | 923,905 | 782,417 |
| Net land, mineral rights, property, plant and equipment | 741,835 | 835,521 |
| Loan and lease receivables, less current portion | — | 44,474 |
| Advanced coal royalties | 21,404 | 18,722 |
| Restricted investments, reclamation deposits and bond collateral | 200,194 | 219,275 |
| Investment in joint venture | 27,763 | 26,951 |
| Other assets | 55,036 | 62,252 |
| **Total Assets** | $ 1,389,099 | $ 1,584,909 |
| **Liabilities and Shareholders' Deficit** | | |
| Current liabilities: | | |
| Current installments of long-term debt | $ 983,427 | $ 86,272 |
| Accounts payable and accrued expenses: | | |
| Trade and other accrued liabilities | 121,489 | 142,233 |
| Interest payable | 22,840 | 22,458 |
| Production taxes | 41,688 | 44,995 |
| Postretirement medical benefits | 14,734 | 14,892 |
| Deferred revenue | 5,068 | 15,253 |
| Asset retirement obligations | 48,429 | 32,207 |
| Other current liabilities | 9,401 | 20,964 |
| Total current liabilities | 1,247,076 | 379,274 |
| Long-term debt, less current installments | 64,980 | 1,022,794 |
| Postretirement medical benefits, less current portion | 317,407 | 308,709 |
| Pension and SERP obligations, less current portion | 43,585 | 43,982 |
| Deferred revenue, less current portion | 1,984 | 16,251 |
| Asset retirement obligations, less current portion | 426,038 | 451,834 |
| Other liabilities | 31,477 | 52,182 |
| Total liabilities | 2,132,547 | 2,275,026 |
| Shareholders' deficit: | | |
| Common stock of $0.01 par value: Authorized 30,000,000 shares; Issued and outstanding 18,771,643 shares at December 31, 2017 and 18,570,642 shares at December 31, 2016 | 188 | 186 |
| Other paid-in capital | 250,494 | 248,143 |
| Accumulated other comprehensive loss | (160,525) | (179,072) |
| Accumulated deficit | (829,107) | (757,367) |
| Total shareholders' deficit | (738,950) | (688,110) |
| Noncontrolling interests in consolidated subsidiaries | (4,498) | (2,007) |
| Total deficit | (743,448) | (690,117) |
| **Total Liabilities and Shareholders' Deficit** | $ 1,389,099 | $ 1,584,909 |

**Westmoreland Coal Company and Subsidiaries**
**Consolidated Statements of Cash Flows (Unaudited)**

| | Years Ended December 31, 2017 | 2016 |
|---|---|---|
| | (In thousands) | |
| Cash flows from operating activities: | | |
| Net loss | $ (73,135) | $ (28,872) |
| Adjustments to reconcile net loss to net cash provided by operating activities: | | |
| Depreciation, depletion and amortization | 121,054 | 185,267 |
| Accretion of asset retirement obligation | 45,132 | 40,423 |
| Share-based compensation | 3,200 | 7,584 |
| Non-cash interest expense | 9,344 | 9,215 |
| Amortization of deferred financing costs | 10,778 | 11,537 |
| (Gain) on derivative instruments | (1,929) | (24,055) |
| Loss on foreign exchange | 3,108 | 715 |
| Loss on impairment | 5,872 | — |
| Income from equity affiliates | (5,885) | (5,591) |
| Distributions from equity affiliates | 6,977 | 6,914 |
| Deferred income taxes benefit | (5,909) | (46,142) |
| Other | 560 | (2,705) |
| Changes in operating assets and liabilities: | | |
| Receivables | 35,636 | (4,430) |
| Inventories | 20,309 | 13,033 |
| Accounts payable and accrued expenses | (20,180) | 10,505 |
| Interest payable | 471 | 5,131 |
| Deferred revenue | (24,462) | (7,370) |
| Other assets and liabilities | 20,467 | 13,227 |
| Asset retirement obligations | (43,403) | (32,452) |
| Return of derivative collateral | 6,158 | — |
| Net cash provided by operating activities | 114,163 | 151,934 |
| Cash flows from investing activities: | | |
| Additions to property, plant and equipment | (35,016) | (46,132) |
| Proceeds from sales of restricted investments | 50,226 | 34,814 |
| Purchases of restricted investments | (54,281) | (36,052) |
| Cash payments related to acquisitions and other | (3,580) | (120,992) |
| Proceeds from sales of assets | 4,990 | 7,695 |
| Receipts from loan and lease receivables | 50,488 | 8,987 |
| Payments related to loan and lease receivables | — | (2,164) |
| Other | (2,166) | (1,850) |
| Net cash provided by (used in) investing activities | 10,661 | (155,694) |
| Cash flows from financing activities: | | |
| Borrowings from long-term debt, net of debt discount | — | 122,250 |
| Repayments of long-term debt | (82,091) | (70,370) |
| Borrowings on revolving lines of credit | 275,300 | 423,500 |
| Repayments on revolving lines of credit | (275,300) | (425,500) |
| Debt issuance costs and other refinancing costs | — | (8,784) |
| Other | (711) | (974) |
| Net cash (used in) provided by financing activities | (82,802) | 40,122 |
| Effect of exchange rate changes on cash | 1,143 | 784 |
| Net increase in cash and cash equivalents | 43,165 | 37,146 |
| Cash and cash equivalents, beginning of year | 60,082 | 22,936 |
| Cash and cash equivalents, end of year | $ 103,247 | $ 60,082 |
| Supplemental disclosures of cash flow information: | | |
| Cash paid for interest | $ 98,139 | $ 96,290 |
| Cash paid for income taxes | — | 1,316 |
| Non-cash transactions: | | |
| Accrued purchases of property and equipment | $ 4,019 | $ 6,496 |
| Capital leases and other financing sources | 1,333 | 27,355 |

## Westmoreland Coal Company and Subsidiaries
## Non-GAAP Reconciliations (Unaudited)

The tables below show how Westmoreland calculates and reconciles to the most directly comparable GAAP financial measures EBITDA, Adjusted EBITDA (including a breakdown by segment), and free cash flow.

EBITDA, Adjusted EBITDA, and free cash flow are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA, Adjusted EBITDA, and free cash flow are included in this news release because they are key metrics used by management to assess Westmoreland's operating performance and as a basis for strategic planning and forecasting. Westmoreland believes that EBITDA, Adjusted EBITDA, and free cash flow are useful to an investor in evaluating the Company's operating performance because these measures:

- are used widely by investors to measure a company's operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
- are used by rating agencies, lenders and other parties to evaluate creditworthiness; and
- help investors to more meaningfully evaluate and compare the results of Westmoreland's operations from period to period by removing the effect of the Company's capital structure and asset base from the Company's operating results.

Neither EBITDA, Adjusted EBITDA, nor free cash flow are measures calculated in accordance with GAAP. The items excluded from EBITDA, Adjusted EBITDA, and free cash flow are significant in assessing Westmoreland's operating results. EBITDA, Adjusted EBITDA, and free cash flow have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of the Company's results as reported under GAAP.

Other companies in Westmoreland's industry and in other industries may calculate EBITDA, Adjusted EBITDA, and free cash flow differently from the way that Westmoreland does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA, Adjusted EBITDA, and free cash flow should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. Westmoreland compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA, and free cash flow only as supplemental data.

### EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company's cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company's working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company's debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses Adjusted EBITDA to assess operating performance.

| | Three Months Ended December 31, 2017 | Three Months Ended December 31, 2016 | Years Ended December 31, 2017 | Years Ended December 31, 2016 |
|---|---|---|---|---|
| | (In thousands) | | | |
| **Adjusted EBITDA by Segment** | | | | |
| Coal - U.S. | $ 43,904 | $ 37,347 | $ 129,325 | $ 126,563 |
| Coal - Canada | 18,855 | 32,181 | 90,031 | 88,423 |
| Coal - WMLP | 15,805 | 21,044 | 68,701 | 79,303 |
| Power | 14,350 | 5,854 | 11,274 | 3,626 |
| Heritage | (3,187) | (3,083) | (14,242) | (13,409) |
| Corporate | (3,764) | (4,228) | (15,757) | (12,651) |
| Total | $ 85,963 | $ 89,115 | $ 269,332 | $ 271,855 |

| | Three Months Ended December 31, 2017 | Three Months Ended December 31, 2016 | Year Ended December 31, 2017 | Year Ended December 31, 2016 |
|---|---|---|---|---|
| | (In thousands) | | | |
| **Reconciliation of Adjusted EBITDA to Net Loss** | | | | |
| **Net income (loss)** | $ 33,989 | $ (7,777) | $ (73,135) | $ (28,872) |
| Income tax (benefit) expense | (4,484) | 1,601 | (5,890) | (48,059) |
| Interest income | (1,159) | (1,914) | (4,101) | (7,435) |
| Interest expense | 29,269 | 31,150 | 118,657 | 121,819 |
| Depreciation, depletion and amortization | 6,923 | 72,170 | 121,054 | 185,267 |
| Accretion of asset retirement obligation | 11,337 | 10,193 | 45,132 | 40,423 |
| Amortization of intangible assets and liabilities [1] | (89) | (158) | (890) | (810) |
| **EBITDA** | $ 75,786 | $ 105,265 | $ 200,827 | $ 262,333 |
| Advisory fees [2] | 2,649 | — | 5,423 | — |
| (Gain) loss on foreign exchange | (283) | (816) | 3,108 | 715 |
| Loss on impairment | 5,872 | — | 5,872 | — |
| Acquisition-related costs [3] | — | — | — | 568 |
| Customer payments received under loan and lease receivables [4] | — | 5,095 | 50,489 | 13,064 |
| Derivative loss (gain) | 4,642 | (26,219) | (1,929) | (24,055) |
| (Gain) loss on sale/disposal of assets and other adjustments | (2,057) | 4,131 | 2,342 | 11,646 |
| Share-based compensation | (646) | 1,659 | 3,200 | 7,584 |
| **Adjusted EBITDA** | $ 85,963 | $ 89,115 | $ 269,332 | $ 271,855 |

(1) Represents amortization of intangible assets and liabilities not included in *Depreciation, depletion and amortization.*

(2) Amount represents fees paid to financial and legal advisers related to the assessment of Westmoreland's capital structure. These advisers, together with Westmoreland's management and board of directors, are developing and evaluating options to optimize Westmoreland's overall capital structure.

(3) Includes acquisition and transition costs and the impact of cost of sales related to the sale of inventory written up to fair value in the acquisition of the Canadian mines.

(4) Represents a return of and on capital. These amounts are not included in operating income or operating cash flows, as the capital outlays are treated as loan and lease receivables; however, they are included within Adjusted EBITDA so that the cash received by Westmoreland is treated consistently with Westmoreland's other contracts that do not result in loan and lease receivable accounting. During 2017, Westmoreland received $52.5 million from its customer at the Genesee mine, representing an accelerated repayment of all outstanding loan and lease receivables. Accordingly, there will be no additional payments from the customer at the Genesee mine in the form of loan and lease repayments. Westmoreland will continue to manage the Genesee mine and earn a management fee pursuant to the contract mining arrangement, but has no further obligation to make capital expenditures at the mine. All future capital expenditures at the Genesee mine will be funded by the customer.

**Free Cash Flow**

Free cash flow represents net cash provided by (used in) operating activities less additions to property, plant and equipment ("CAPEX" or "capital expenditures") plus net customer payments received under loan and lease receivables. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss) or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy the Company's debts, after giving consideration to those expenses required to maintain the Company's assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, Westmoreland believes free cash flow is useful to investors because it allows analysts and others in the industry to assess the Company's performance, liquidity and ability to satisfy debt requirements.

**Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities**

| | Three Months Ended December 31, | | Years Ended December 31, | |
|---|---|---|---|---|
| | 2017 | 2016 | 2017 | 2016 |
| | (In thousands) | | | |
| Net cash provided by operating activities | $ 93,009 | $ 66,831 | $ 114,163 | $ 151,934 |
| Less cash paid for property, plant and equipment | (9,651) | (15,513) | (35,016) | (46,132) |
| Plus net customer payments received under loan and lease receivables | — | 4,112 | 50,488 | 6,823 |
| **Free cash flow** | $ 83,358 | $ 55,430 | $ 129,635 | $ 112,625 |